UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2013

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 13, 2013, notification was made to Archer-Daniels-Midland Company (the “Company”) pursuant to Section
101(i)(2)(E) of the Employee Retirement Income Securities Act of 1974, as amended, regarding a blackout period (the “Blackout Period”) with respect to the ADM 401(k) and Employee Stock Ownership Plan for Salaried Employees and the ADM 401(k) and Employee Stock Ownership Plan for Hourly Employees (the “Plans”). The Blackout Period is required due to the transition of the Plans to a new administrator. The Blackout Period will begin after 3:00 p.m., central time, on March 19, 2013 and last through April 5, 2013, although it is possible that the blackout period will end prior to April 5, 2013. During the Blackout Period, Plan participants will be unable to change contribution percentages, enroll in the 401(k) Plans, submit withdrawal requests, submit a new loan request or process loan payoffs, exchange an existing balance or elect or change an ESOP dividend election.

On February 19, 2013, the Company sent a notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended (the “BTR Notice”). The BTR Notice informed the Company’s directors and executive officers of the Blackout Period and of the common stock trading restrictions (including with respect to derivatives) that apply to them during the Blackout Period. A copy of the BTR Notice is attached as Exhibit 99.1. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, stockholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting the Company’s Investor Relations department at 217-424-5200.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

99.1	Notice of Blackout Period dated February 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: February 19, 2013	By	/s/ Marschall I. Smith
Marschall I. Smith
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Number	Description	Method of filing

99.1	Notice of Blackout Period dated February 19, 2013	Filed electronically